Exhibit 10.18(ii)

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE
MEDECISION, INC. 2006 EQUITY INCENTIVE PLAN

This Incentive Stock Option Agreement (this “Agreement”) evidences the grant by MEDecision, Inc. to [                    ] (the “Optionee”) of an option to purchase up to [                      ] shares of MEDecision, Inc. common stock at the price and on the terms set forth herein (the “Option”).  This Option is in all respects subject to the terms of the MEDecision, Inc. 2006 Equity Incentive Plan, which terms are incorporated herein by this reference.  Unless the context otherwise requires, capitalized terms used herein will have the meanings defined in the Plan.

1.     Nature of the Option.  To the maximum extent permitted by Section 422(d) of the Code, this Option is intended to be an Incentive Stock Option.  To the extent this Option exceeds the limit set forth in Section 422(d) of the Code, it will be treated as a Non-Qualified Stock Option.

2.     Date of Grant; Term of Option.  This Option was granted on [                      ]  (the “Grant Date”) and may not be exercised later than the tenth anniversary of the Grant Date, subject to earlier termination as provided in the Plan and in this Agreement.

3.     Option Exercise Price.  The purchase price for Shares subject to this Option is $[                      ]  per Share, an amount intended to reflect the Fair Market Value on the Grant Date.

4.     Exercise of Option.

(a)   Right to Exercise.  Subject to Section 7 of the Plan (and provided, in each case, that the Optionee remains in continuous service with the Company or an Affiliate of the Company through the applicable vesting date), the Option will become exercisable during its term only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

[insert vesting provision]

(b)   Method of Exercise.  This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice shall be accompanied by payment of the purchase price and the amount of any tax withholding arising in connection with the exercise of the Option.  Payment of the purchase price shall be in cash, by cashier’s check or by such other method of payment authorized by the Board.

(c)   Issuance of Shares.  The Optionee will have no right to vote or receive dividends and will have no other rights as a shareholder with respect to any Shares subject hereto, notwithstanding the exercise of the Option with respect to those Shares, until the issuance

(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of those Shares.  Any certificate evidencing Shares acquired upon exercise of this Option will be legended as required under the Plan and/or as appropriate under applicable law.

5.     Compliance with Laws.  Notwithstanding any other provision of this Agreement, this Option may not be exercised if the issuance of Shares upon such exercise would violate any law, regulation or exchange listing requirement (including, without limitation, Exchange Act Rule 16b-3).  The Board may from time to time modify the terms of this Option or impose additional conditions on the exercise of this Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement.

6.     Nontransferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed or in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.  Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.     Continuation of Service.  Neither the Plan nor this Agreement shall confer upon any Optionee any right to continue in the service of the Company or any of its Affiliates or limit in any respect the right of the Company or its Affiliates to discharge the Optionee at any time, with or without cause and with or without notice.

8.     Protection of Confidential Information; Covenant Not to Compete.

(a)   In view of the fact that the Optionee’s work for the Company will bring Optionee into close contact with many confidential affairs of the Company not readily available to the public, the Optionee agrees:

i.              to keep secret and retain in the strictest confidence all Confidential Information (as defined below) and Trade Secrets (as defined below) of the Company learned by Optionee heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the term of employment or service, except in the course of performing his duties hereunder or with the Company’s express written consent; and

ii.             To deliver promptly to the Company on termination of employment or service, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings and other documents relating to the Company’s business and all property associated therewith that the Optionee may then possess or have under the Optionee’s control.

iii.            For purposes of this Agreement, “Confidential Information” shall mean information disclosed to the Optionee or known by the Optionee as a consequences or through his employment by or service for the Company, not generally known in the industry in which the Company is or may become engaged, about the Company’s products, processes, and services, including but not limited to information relation to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling.  For purposes of this Agreement, “Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

(b)           For so long as Optionee is employed by or provides services to the Company, and for a period of one year thereafter, the Optionee shall not, anywhere within the United States, directly or indirectly,

i.              Enter the employ of, or render any services to, any person, firm, corporation or other entity engaged in a Prohibited Business (as defined below); or

ii.             Engage in any Prohibited Business on his own account or become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, director, officer, principal, agent, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section shall be deemed to prohibit the Optionee from acquiring, solely as an investment, securities of any corporation whose stock is traded on an national exchange. The term “Prohibited Business” shall mean selling of designing software, and providing technical support services and support services, to the medical utilization management industry.

(c)           Upon any cessation of service, Optionee shall return any and all lists of actual and potential customers to the Company and shall not, for a period of one year following such cessation, directly or indirectly:

i.              Disclose the Company’s lists of actual and potential customers to any person, firm, corporation or other entity engaged in a Prohibited Business;

ii.             Solicit the employees to terminate their employment with the Company and/or any subsidiary or affiliate of the Company;

iii.            Solicit customers of the Company an/or any subsidiary or affiliate of the Company whose account was handled or supervised by the Optionee at any time within one year prior to the Optionee’s cessation of service; or

iv.            Solicit any prospective customer, the solicitation of which was handled or supervised by Optionee at any time within one year prior to the termination of the Optionee’s cessation of service.

(d)           The Optionee hereby recognizes that the services performed by Optionee are of special, unique, unusual, extraordinary and intellectual character which gives them particular value, a loss of which cannot be reasonably or adequately compensated in damages in an action at law.  The Optionee therefore expressly agrees that the Company, in addition to any other right or remedies the Company may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by the Optionee.  If the Optionee violates any of the provisions of Paragraphs (a), (b), or (c) of this Section 8, the Company shall have the following rights and remedies:

i.              In the event of a breach, or a threatened breach, the right and remedy to have the provisions of Section 8 of this Agreement specifically enforced by an court having equity jurisdiction, it being acknowledged and agreed that ay such breach or threatened breach will cause irreparable injury to the Company and money damages will not provide an adequate remedy to the Company; and

ii.             In the event of an actual breach, the right to recover damages for all losses, actual and contingent, and the right to require the Optionee to account for and pay over to the Company all profits or other benefits (collectively “Benefits”) derived or received by the Optionee as the result of any transactions constituting such a breach, and the Optionee hereby agrees to account for and pay over such Benefits to the Company.

(e)           Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.  If any of the covenants contained in Paragraphs (a), (b), or (c) of this Section 8, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.  If any of the covenants contained in Paragraphs (a), (b), or (c) of this Section 8, or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of the subject matter thereof or the area covered thereby, the parties, agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

(f)            For avoidance of doubt, the covenants contained in this Section 8 will apply (or continue to apply) following any cessation of the Optionee’s service, without regard to whether that cessation is initiated by the Company or by the Optionee and without regard to the reason for that cessation.

9.     Intellectual Property.  The Company shall be the sole owner of all the products and proceeds of the Optionee’s services, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, computer programs and other intellectual properties that the Optionee may acquire, obtain, develop, or create in connection with the Optionee’s employment or service, free and clear of any claims by the Optionee (or anyone claiming under the Optionee) of any kind or character whatsoever.  The Optionee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence establish, maintain, perfect, protect, enforce, or defend its right, or title and interest in or to any such properties.

10.  The Plan.  The Optionee has received a copy of the Plan in its present form, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan.  Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board regarding any questions arising under the Plan or this Agreement.

11.  Market Stand-Off.  The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Exchange Act, he will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Shares without the prior written consent of the Company or its underwriters, for such period of time before or after the effective date of such registration as may be reasonably requested by the Company or such underwriters.

12.  Tax Consequences.  The Company does not represent or warrant that this Option (or the purchase or sale of the Shares subject hereto) will be subject to particular tax treatment.  The Optionee acknowledges that he has reviewed with his own tax advisors the tax treatment of this Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard.  The Optionee understands that he (and not the Company) will be responsible for his own tax liabilities arising in connection with this Option.

13.  Entire Agreement.  This Agreement, together with the other documents referenced herein, represents the entire agreement between the parties regarding the Option, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature on that topic.

14.  Governing Law.  This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

15.  Amendment.  Except as otherwise provided herein, this Agreement may only be amended by a writing signed by each of the parties hereto.

16.  Notice of Disqualifying Disposition.  The Optionee hereby agrees that if he disposes of any Shares acquired upon exercise of this Option within one year after the issuance of such Shares or within two years after the Grant Date, the Optionee will notify the Company in writing within 30 days after the date of such disposition.

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17.  Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.  The Option will terminate automatically if a fully executed copy of this Agreement is not returned to the Company within 30 days following the date indicated below the signature of the Company’s authorized representative.

IN WITNESS WHEREOF, this Agreement has been executed by the parties in each case on the date indicated below, respectively.

MEDECISION, INC.

Signature

Title

Date

[OPTIONEE]

Signature

Address

Date